EXHIBIT 99.2

Certification of Principal Executive Officer Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Duquesne Light Company for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Victor A. Roque, as President of Duquesne Light Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duquesne Light Company.

WITNESS the due execution hereof this 26th day of March, 2003.

/s/ VICTOR A. ROQUE

Victor A. Roque President (Principal Executive Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Duquesne Light Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification required by Section 906 has been provided to Duquesne Light Company and will be retained by Duquesne Light Company and furnished to the Securities and Exchange Commission or its staff upon request.

Certification of Principal Financial Officer Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Duquesne Light Company for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stevan R. Schott, as Vice President and Controller of Duquesne Light Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(3)       The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(4)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duquesne Light Company.

WITNESS the due execution hereof this 26th day of March, 2003.

/s/ STEVAN R. SCHOTT

Stevan R. Schott Vice President and Controller (Principal Financial Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Duquesne Light Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification required by Section 906 has been provided to Duquesne Light Company and will be retained by Duquesne Light Company and furnished to the Securities and Exchange Commission or its staff upon request.